UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

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On September 13, 2017, Pershing Square Capital Management, L.P. and certain affiliates sent the following e-mail to certain subscribers of www.ADPascending.com:

Subscribe Past Issues Translate RSS View this email in your browser ADPASCENDING September 13, 2017 Thank you for your interest in ADP Ascending. Below find a list of pages that have been updated with new or changed content. Press Release: Pershing Square Responds to ADP Presentation Reactions: “[ADP’s] rebuttal was, in our view, a confident, well-articulated, detailed, reiteration of the status quo for ADP, providing plenty of insightful incremental data points and disclosures, but no material change to the financial outlook for the company. ADP established three-year guidance for the first time, but the guidance was consistent with its already-disseminated FY18 guidance and long-term business model.” - Lisa Ellis, Bernstein (Sep 13, 2017) “We continue to view Pershing’s activism as a net win for the company longer term.” - Tien-Tsin Huang, J.P. Morgan (Sep 7, 2017) “ADP gross margins are noticeably lower than peer PAYX and the software providers despite the company’s significant scale. In addition, despite the comparison issues such as inclusion of pass through revenues, greater international exposure (higher growth/lower margins), and revenue mix, we believe the company has significant opportunity to expand margins... we agree that there are significant margin expansion opportunities and expect the activist involvement to potentially help drive greater focus on improving the Employer Services margins going forward.” - Bryan Keane, Deutsche Bank (Sep 5, 2017) “We believe there is likely a valid case for accelerated margin expansion at ADP, and there is merit in Pershing challenging the rate and pace at which ADP is driving efficiency in service delivery and addressing its legacy platforms. There is a 10-l5ppt delta between ADP and competitor margins which cannot be easily explained by structural differences, ADP’s business is more labor-intensive than peers, and examples exist (e.g., CDK) of successful margin expansion after spinning out of ADP.” - Lisa Ellis, Bernstein (Aug 31, 2017) “We agreed with many of the paints highlighted by Pershing... There is an opportunity to further improve margins. ADP’S revenue/employee lags competitors reflecting multiple platforms and redundant service centers.” - Mark Marcon, Baird (Aug 18, 2017) “Pershing clearly did its homework and scored some important points. After listening in, our sense is there is an above consensus opportunity to boost profitability. ... We were expecting a much more detailed rebuttal from the company yesterday. Instead, all we got was a claim that Pershing’s presentation ‘betrays a fundamental lack of understanding of the current state of ADP’s business.’ To that, we’d say that at this point, no investor, no analyst, NO ADVISOR, and probably few board members know more about problems in the company than Pershing Square.”
- Don Bilson and Eric Wiley, Gordon Haskett (Aug 1 8, 2017)
“(Pershing Square) did break out a number of analytically sound points that can add up to a sizeable benefit. We particularly liked the paints on the level of support (vs. service); product sprawl; siloed / unnecessarily complex organization and duplication. Our own checks suggest this may be true... ADP has been managed for risk-averse multi-year gain, it is appropriate to ask these tough questions and expect an answer on the likelihood of setting an aggressive target and trying to deliver on
- Ashwin Shirvaikar, Citi (Aug 17, 2017)
“We agree with Pershing’s longer-term goals; we suspect management and the board will as well. ... The notion of consolidating the Enterprise segment onto the mid-market platform is perhaps our most significant incremental takeaway. This could substantially simplify ADP’s operating model and increase scale efficiencies if it can be executed.”
- David Grossman and Craig Jones, Stifel (Aug 17, 2017)
“This is similar to Pershing Square’s investment in Canadian Pacific, a company that was near its all-time high when Pershing Square filed its 130 with a thesis of margin improvement. Canadian Pacific also had excuses for its margins (i.e., bad weather) but Pershing Square ultimately implemented its plan and doubled the profit margins, leading to a 153.3% return on its investment. Similarly, Pershing Square was instrumental in improving margins at Air Products by 50% in three years.”
- 13 D Monitor (Aug 7, 2017)
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LEGAL NOTICE, DISCLAIMER AND FORWARD-LOOKING INFORMATION
Pershing Square Capital Management, LR (Pershing Square”) and certain 01 its affiliated funds have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying GOLD proxy card to be used to solicit proxies n connection with the upcoming annual’ meeting of stockholders (the Annual Meeting of Automatic Data Processing, Inc. (the “Company”) and the election of a slate of director nominees at the Annual Meeting (the Solicitation”). Stockholders are advised to read the proxy statement and any other documents related to the Solicitation because they contain important information, including information relating to the participants in the Solicitation. These materials and other materials filed by Pershing Square with the SEC in connection with the Solicitation are available at no charge on the SECs website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Pershing Square with the SEC are also available, without charge, by directing a request to Pershing Square’s proxy solicitor, DR King & Co., Inc., 48 Wall Street, 22nd Floor, New York. New York 10005 (Call Collect: (212) 269-5550 Call Toll Free: (866) 342-1635) or email:ADP@dfldno.com.
William A. Ackman, Veronica M. Hagen, V. Paul Unruh, Pershing Square, PS Management GP, LLC (UPS Management, Pershing Square, L.R, Pershing Square II, L.R, Pershing Square International, Ltd., Pershing Square Holdings, Ltd. and Pershing Square VI Master, LR may be deemed participants
Neither the press release or related email notification Is an offer to purchase nor a Solicitation of an offer to sell any securities of any investment funds managed by Pershing Square, the Company, or of any other person. While certain funds managed by Pershing Square have invested in the common stock of, and/or derivatives referencing, the Company, Pershing Square is not an affiliate of the Company and Is not authorized to disseminate any information for or on behalf of the Company.
Copyright @ 2017 ADP Ascending, All rights reserved.
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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Pershing Square Capital Management, L.P. (“Pershing Square”) and certain of its affiliated funds have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying GOLD proxy card to be used to solicit proxies in connection with the upcoming annual meeting of stockholders (the “Annual Meeting”) of Automatic Data Processing, Inc. (the “Company”) and the election of a slate of director nominees at the Annual Meeting (the “Solicitation”). Stockholders are advised to read the proxy statement and any other documents related to the Solicitation because they contain important information, including information relating to the participants in the Solicitation. These materials and other materials filed by Pershing Square with the SEC in connection with the Solicitation are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Pershing Square with the SEC are also available, without charge, by directing a request to Pershing Square’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 (Call Collect: (212) 269-5550; Call Toll Free: (866) 342-1635) or email: ADP@dfking.com.

William A. Ackman, Veronica M. Hagen, V. Paul Unruh, Pershing Square, PS Management GP, LLC (“PS Management”), Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square Holdings, Ltd. and Pershing Square VI Master, L.P. may be deemed “participants” under SEC rules in the Solicitation. William A. Ackman, Pershing Square and PS Management may be deemed to beneficially own the equity securities of the Company described in Pershing Square’s statement on Schedule 13D initially filed with the SEC on August 7, 2017 (the “Schedule 13D”), as it may be amended from time to time. Except as described in the Schedule 13D or the definitive proxy statement, none of the individuals listed above has a direct or indirect interest, by security holdings or otherwise, in the Company or the matters to be acted upon, if any, in connection with the Annual Meeting.